Exhibit 99.1

Skillsoft Reports Financial Results for the Fourth Quarter and Full Year of Fiscal 2025

●	Delivers full year revenue above the top end of outlook range and adjusted EBITDA at the top end of outlook range
●	Continued strong growth in adjusted EBITDA and margin expansion
●	Strong free cash flow performance for the quarter and full year
●	Execution of strategic transformation initiatives positions Company well for continued improvement in fiscal 2026
●	Provides financial outlook for full year fiscal 2026

BOSTON – April 14, 2025 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), the platform that empowers organizations and learners to unlock their full potential, today announced its financial results for the fourth quarter and full fiscal year ended January 31, 2025 and provided its financial outlook for full year fiscal 2026.

Fiscal 2025 Fourth Quarter Select Metrics and Financials from Continuing Operations (1)(2)

●	Total revenue of $134 million compared to $138 million in the prior year.
●	Talent Development Solutions revenue of $103 million up 1% from the prior year.
●	Global Knowledge revenue of $31 million compared to $36 million in the prior year.
●	GAAP net loss of $31 million compared to GAAP net loss of $245 million in the prior year. GAAP net loss per share of $3.75 compared to GAAP net loss per share of $30.38 in the prior year.
●	Adjusted net income of $17 million and adjusted net income per share of $2.11 were flat to prior year.
●	Adjusted EBITDA from continuing operations of $30 million, reflecting a margin of 22% of Revenue, compared to $28 million and a margin of 21% of Revenue in the prior year.
●	Free cash flow of $13 million compared to $5 million in the prior year.
●	Gross debt of $581 million at the end of the quarter, down $48 million compared to $629 million in the prior year.
●	Ended the quarter with $103 million of cash, cash equivalents, and restricted cash.

Fiscal 2025 Full Year Select Metrics and Financials from Continuing Operations (1)(2)

●	Total revenue of $531 million compared to $553 million in the prior year.
●	Talent Development Solutions revenue of $406 million compared to $405 million in the prior year.
●	Global Knowledge revenue of $125 million compared to $148 million in the prior year.
●	GAAP net loss of $122 million compared to GAAP net loss of $349 million in the prior year. GAAP net loss per share of $14.87 compared to GAAP net loss per share of $43.38 in the prior year.
●	Adjusted net income of $35 million improved from adjusted net income of $34 million in the prior year. Adjusted net income per share of $4.33 improved slightly from adjusted net income per share of $4.25 in the prior year.
●	Adjusted EBITDA from continuing operations of $109 million, reflecting a margin of 21% of revenue, compared to $105 million and a margin of 19% of revenue in the prior year.
●	Positive free cash flow of $12 million compared to negative free cash flow of $15 million in the prior year.

“We continue to deliver strong execution of our Investor Day transformation plan, which is demonstrated in our fourth quarter and full year results,” said Ron Hovsepian, Skillsoft’s Executive Chair and Chief Executive Officer. “We delivered on our previously communicated fiscal 2025 commitments, driven by strong execution in the second half, and we are well positioned for continued improvement in fiscal 2026, subject to an evolving macroeconomic environment.”

Fiscal 2025 Fourth Quarter Business Highlights

●	Within our TDS segment, our top ten deals during the fourth quarter represented $22 million in total contract value with many multi-year deals focused on skill building, skill measurement, ecosystem integrations, and ability to deliver custom content and content from other providers to support the full talent development lifecycle.
●	GK's top ten deals during the fourth quarter represented nearly $6 million in total contract value.
●	Our growing portfolio of AI capabilities is demonstrating solid early interest by customers and prospects reaching nearly a total of 1 million launches of our AI simulator, Skillsoft CAISY™, by individual learners and through our limited preview program with 100 enterprise organizations participating as design partners.
●	Continued to enhance our ecosystem, highlighted by new integrations with several leading technology partners like SAP Talent Intelligence Hub.

“We are very pleased with our financial results for the fourth quarter and full fiscal year which came in at or above the high end of our previously issued guidance ranges,” said Rich Walker, Skillsoft’s Chief Financial Officer. “Looking ahead, we are confident in our ability to continue executing on our transformation initiatives and believe we are firmly on track to return to top line growth, drive continued margin expansion, and generate positive free cash flow this fiscal year as indicated by our outlook.”

Full-Year Fiscal 2026 Financial Outlook (2)

The following table reflects Skillsoft’s financial outlook for the fiscal year ending January 31, 2026, based on current market conditions, expectations, and assumptions:

GAAP Revenue	$530 million – $545 million
Adjusted EBITDA	$112 million – $118 million

(1)	Growth calculated relative to the comparable prior year period unless otherwise noted.

(2)

See “Non-GAAP Financial Measures and Key Performance Metrics” below for the definitions of our key operational and non-GAAP metrics and how they are calculated and more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts. We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413‑9278 from the United States and Canada or (215) 268‑9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft (NYSE: SKIL) empowers organizations and learners to unlock their full potential by delivering personalized, interactive learning experiences and enterprise-ready solutions. Powered by AI and strengthened by a broad ecosystem of partners, the Skillsoft platform helps customers solve some of today’s most complex business challenges including bridging skill gaps, improving talent retention, driving digital transformation, and future-proofing the workforce. Skillsoft is the talent development partner of choice for thousands of organizations – including 60% of the Fortune 1000 – and serves a global community of more than 95 million learners. For more information, visit skillsoft.com.

Non-GAAP Financial Measures And Key Performance Metrics

The Company has organized its business into two segments (or Business Units): Talent Development Solutions (formerly referred to as Content & Platform) and Global Knowledge (formerly referred to as Instructor-Led Training). We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures.  We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

We disclose the following non-GAAP financial measures and key performance metrics in this press release because we believe these non-GAAP financial measures and key performance metrics provide meaningful supplemental information.

●

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

●

Adjusted net income (loss) - Adjusted net income (loss) is defined as net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (including the related tax effects):

○	Impairment charges - Non-cash goodwill, intangible or other asset impairment charges.
○	Amortization of acquired intangible assets – Non-cash amortization expense of finite-lived intangible assets recognized as a part of business combination accounting.
○	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
○	Restructuring charges – Charges related to strategic cost saving initiatives, including severance costs, losses associated with the abandonment of right-of-use assets, and contract termination costs.
○	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○

Long-term incentive compensation expenses – Charges associated with long-term incentive compensation programs, including stock-based compensation, cash awards tied to stock performance, and awards granted in-lieu of stock that are intended to be settled in cash.

○	Executive exit costs – Costs associated with the departure of executives.
○	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
○	Other (income) expense, net – Unrealized and realized gains or losses primarily resulting from fluctuations of U.S. dollar appreciating or depreciating against other currencies, and impairments associated with property and equipment and other assets when their carrying values are not recoverable.
○	(Gain) loss sale of business – Gain or loss on non-routine sale on business.
○	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.

Non-GAAP Financial Measures And Key Performance Metrics - continued

●

Adjusted EBITDA - Adjusted EBITDA is defined as net income (loss) is defined as net income (loss) excluding non-cash items, benefit from or provision for income taxes, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (including the related tax effects):

○	Impairment charges - Non-cash goodwill, intangible or other asset impairment charges.
○	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
○	Restructuring charges – Charges related to strategic cost saving initiatives, including severance costs, losses associated with the abandonment of right-of-use assets, and contract termination costs.
○	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○

Long-term incentive compensation expenses – Charges associated with long-term incentive compensation programs, including stock-based compensation, cash awards tied to stock performance, and awards granted in-lieu of stock that are intended to be settled in cash.

○	Executive exit costs – Costs associated with the departure of executives.
○	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
○	Other (income) expense, net – Unrealized and realized gains or losses primarily resulting from fluctuations of U.S. dollar appreciating or depreciating against other currencies, and impairments associated with property and equipment and other assets when their carrying values are not recoverable.
○	(Gain) loss sale of business – Gain or loss on non-routine sale on business.
○	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.
○	Interest expense (income), net – Interest expense on our term loan (net of the interest rate hedge affect) and accounts receivable facility borrowings, partially offset by interest income primarily from the use of money market investments to realize returns on cash balances.
○	Amortization of intangible assets – Non-cash amortization expense for all finite-lived intangible assets.
○	Depreciation expense – Non-cash depreciation expense for property and equipment assets.
○	Provision for (benefit from) income taxes – Current and deferred federal, state and foreign income taxes.

●

Adjusted operating expenses -Adjusted operating expenses are defined as costs of revenues, content and software development, selling and marketing, and general and administrative expenses, excluding depreciation expense, long-term incentive compensation expense, system migration costs, transformation costs, and other non-cash charges, as applicable.

●	Adjusted contribution margin – Adjusted contribution margin is defined as revenue less adjusted operating expenses, divided by revenue for the same period.

●

Business unit contribution profit - Segment ("business unit") contribution profit is defined as revenue, less business unit cost of revenues and business unit content and software development expenses, and business unit product research and management expenses.

●

Business unit contribution margin - Business unit contribution margin is defined as revenue, less business unit cost of revenues and business unit content and software development expenses, and business unit product research and management expenses, divided by revenue for the same period.

●

Business unit cost of revenues - Business unit cost of revenue is defined as cost of revenues, excluding depreciation expense, long-term incentive compensation expense, system migration, and transformation expenses.

●

Business unit content and software development expenses - Business unit content and software development expenses are defined as content and software development expenses, excluding depreciation, long-term incentive compensation, system migration, and transformation expenses.

●

Business unit product research and management expenses - Business unit product research and management expenses are defined as certain selling and marketing costs reflected in the business unit contribution profit.

●	Free cash flow – Free cash flow is defined as net cash provided by (used in) operating activities less purchases of property and equipment and internally developed software.

●	Adjusted free cash flow (levered) – Adjusted free cash flow (levered) is defined as free cash flow plus the cash impact for adjusted EBITDA excluded charges.

●	Free cash flow conversion – Free cash flow conversion is defined as free cash flow divided by adjusted EBITDA for the same period.

●	Net leverage – Net leverage is defined as current maturities of long-term debt, plus borrowings under accounts receivable facility, plus long-term debt, less cash and equivalents and restricted cash, divided by adjusted EBITDA for the preceding twelve-month period.

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For all such statements, we claim the protection of the safe harbor for forward-looking statements provided by such sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, our product development and planning, our pipeline, future capital expenditures, future share repurchases, anticipated financial results, the impact of regulatory changes, our current and evolving business strategies, including with respect to acquisitions and dispositions, demand for our services, our competitive position, the benefits of new initiatives, growth of our business and operations, the effectiveness of our products, the outcomes of litigation proceedings and claims, the state and future of skilling in the workplace, our ability to successfully implement our plans, strategies, objectives, and our expectations and intentions. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “continue,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “objective,” “potential,” “possible,” “probably,” or similar expressions, or employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” and Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations in our Form 10‑K for the fiscal year ended January 31, 2025. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this document and in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this document represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise, except as required by law.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most current data available to us and our estimates regarding market position or other industry statistics included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors

Ross Collins or Stephen Poe

SKIL@alpha-ir.com

Media

Cameron Martin

cameron.martin@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and per share amounts)

	January 31, 2025	January 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$100,766	$136,308
Restricted cash	2,571	10,215
Accounts receivable, net of allowance for credit losses of approximately $501 and $562 as of January 31, 2025 and January 31, 2024, respectively	178,989	185,638
Prepaid expenses and other current assets	50,527	53,170
Total current assets	332,853	385,331
Goodwill	317,071	317,071
Intangible assets, net	427,221	539,293
Operating right-of-use assets	4,936	8,044
Other assets	23,988	23,895
Total assets	$1,106,069	$1,273,634
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	1,000	44,980
Accounts payable	13,458	14,512
Accrued compensation	47,803	31,774
Accrued expenses and other current liabilities	24,231	29,939
Operating lease liabilities	1,791	3,049
Deferred revenue	282,295	282,570
Total current liabilities	376,982	413,228

Long-term debt	573,267	577,487
Deferred tax liabilities	42,039	52,148
Operating long-term lease liabilities	6,431	9,251
Deferred revenue - non-current	1,656	2,402
Other long-term liabilities	11,848	13,531
Total long-term liabilities	635,241	654,819
Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ common stock - Class A common shares, $0.0001 par value: 18,750,000 shares authorized and 8,616,633 shares issued and 8,316,856 shares outstanding as of January 31, 2025, and 8,380,436 shares issued and 8,080,659 shares outstanding as of January 31, 2024	1	1
Additional paid-in capital	1,565,040	1,551,005
Accumulated deficit	(1,443,386)	(1,321,478)
Treasury stock, at cost- 299,777 as of January 31, 2025 and January 31, 2024	(10,891)	(10,891)
Accumulated other comprehensive income (loss)	(16,918)	(13,050)
Total shareholders’ equity (deficit)	93,846	205,587
Total liabilities and shareholders’ equity (deficit)	$1,106,069	$1,273,634

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except number of shares and per share amounts)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Revenues:
Total revenues	$133,753	$137,540	$530,994	$553,237
Operating expenses:
Costs of revenues	33,625	38,459	134,879	153,157
Content and software development	15,321	17,007	60,757	68,031
Selling and marketing	40,288	40,661	162,879	170,982
General and administrative	25,974	23,207	92,364	95,896
Amortization of intangible assets	32,019	36,425	127,216	152,511
Impairment of goodwill and intangible assets	—	202,233	—	202,233
Acquisition and integration related costs	898	2,225	4,247	5,063
Restructuring	2,912	5,386	18,273	13,978
Total operating expenses	151,037	365,603	600,615	861,851
Operating income (loss)	(17,284)	(228,063)	(69,621)	(308,614)
Other income (expense), net	(584)	(696)	677	(1,986)
Fair value adjustment of warrants	—	4	—	4,754
Fair value adjustment of interest rate swaps	869	(8,430)	1,287	2,756
Interest income	629	981	3,526	3,557
Interest expense	(14,978)	(16,652)	(63,516)	(65,335)
Income (loss) before provision for (benefit from) income taxes	(31,348)	(252,856)	(127,647)	(364,868)
Provision for (benefit from) income taxes	(241)	(7,530)	(5,739)	(16,265)
Income (loss) from continuing operations	(31,107)	(245,326)	(121,908)	(348,603)
Gain (loss) on sale of business	—	—	—	(682)
Net income (loss)	$(31,107)	$(245,326)	$(121,908)	$(349,285)

Net income (loss) per share:
Basic and diluted - continuing operations	$(3.75)	$(30.38)	$(14.87)	$(43.29)
Basic and diluted - discontinued operations	—	—	—	(0.09)
Basic and diluted	$(3.75)	$(30.38)	$(14.87)	$(43.38)
Weighted average common share outstanding:
Basic and diluted	8,288,631	8,074,976	8,200,077	8,051,593

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended January 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(121,908)	$(349,285)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Impairment of goodwill and intangible assets	—	202,233
Amortization expense for intangible assets	127,216	152,511
Stock-based compensation expense	19,587	31,067
Non-cash operating lease right-of-use asset expense	2,175	5,015
Depreciation expense	3,374	3,330
Non-cash interest expense	2,184	2,074
Non-cash property, equipment, software and operating right-of-use asset impairment charges	2,622	5,230
Provision for credit loss expense (recovery)	(61)	341
(Gain) loss on sale of business	—	682
Provision for (benefit from) deferred income taxes – non-cash	(9,990)	(22,066)
Fair value adjustment of warrants	—	(4,754)
Fair value adjustment of interest rate swaps	(1,287)	(2,756)
Changes in current assets and liabilities, net of effects from acquisitions:
Accounts receivable	4,087	(2,091)
Prepaid expenses and other assets, including long-term	(132)	(4,601)
Operating right-of-use assets and operating lease liabilities	(4,487)	(6,041)
Accounts payable	(855)	(3,848)
Accrued expenses and other liabilities, including long-term	5,348	(6,425)
Deferred revenue	2,092	2,202
Net cash provided by (used in) operating activities	29,965	2,818
Cash flows from investing activities:
Purchase of property and equipment	(1,603)	(4,181)
Proceeds from sale of property and equipment	10	—
Internally developed software - capitalized costs	(16,765)	(13,722)
Sale of SumTotal, net of cash transferred	—	(5,137)
Net cash provided by (used in) investing activities	(18,358)	(23,040)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(1,127)	(1,649)
Payments to acquire treasury stock	—	(8,046)
Proceeds from (payments on) accounts receivable facility	(43,980)	5,287
Principal payments on term loans	(6,404)	(6,404)
Net cash provided by (used in) financing activities	(51,511)	(10,812)
Effect of exchange rate changes on cash and cash equivalents	(3,282)	1
Net increase (decrease) in cash, cash equivalents and restricted cash	(43,186)	(31,033)
Cash, cash equivalents and restricted cash, beginning of period	146,523	177,556
Cash, cash equivalents and restricted cash, end of period	$103,337	$146,523
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$100,766	$136,308
Restricted cash	2,571	10,215
Cash, cash equivalents and restricted cash, end of period	$103,337	$146,523

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Revenues
Talent Development Solutions	$102,805	$101,957	$405,530	$404,850
Global Knowledge	30,948	35,583	125,464	148,387
Total revenues, as reported	$133,753	$137,540	$530,994	$553,237

Net income (loss), as reported	$(31,107)	$(245,326)	$(121,908)	$(349,285)

Impairment of goodwill and intangible assets	—	202,233	—	202,233
Amortization of acquired intangible assets (1)	29,455	34,950	118,642	147,700
Acquisition and integration related costs	898	2,225	4,247	5,063
Restructuring	2,912	5,386	18,273	13,978
Transformation costs	252	607	1,567	3,333
System migration costs	—	594	118	2,174
Long-term incentive compensation expenses	10,164	8,150	20,602	31,067
Executive exit costs	—	—	3,326	—
Fair value adjustment of warrants	—	(4)	—	(4,754)
Fair value adjustment of interest rate swaps	(869)	8,430	(1,287)	(2,756)
Other (income) expense, net	584	696	(677)	1,986
Loss (gain) on sale of business	—	—	—	682
Tax impact of adjustments	5,199	(1,026)	(7,416)	(17,230)
Adjusted net income (loss) from continuing operations	17,488	16,915	35,487	34,191

Interest expense, net	14,349	15,671	59,990	61,778
Expense (benefit from) income taxes, excluding tax impacts above	(5,440)	(6,504)	1,677	965
Depreciation	970	701	3,374	3,330
Amortization of capitalized internally developed software (1)	2,564	1,475	8,574	4,811
Adjusted EBITDA from continuing operations	$29,931	$28,258	$109,102	$105,075

Weighted average common shares outstanding:
Basic and diluted	8,288,631	8,074,976	8,200,077	8,051,593

Basic and diluted per share information:
Net income (loss), as reported	$(3.75)	$(30.38)	$(14.87)	$(43.38)
Adjusted net income (loss) from continuing operations	$2.11	$2.09	$4.33	$4.25

Adjusted net income (loss) margin %	13.1%	12.3%	6.7%	6.2%
Interest expense, net	10.7%	11.4%	11.3%	11.2%
Expense (benefit from) income taxes, excluding tax impacts above	(4.1)%	(4.7)%	0.3%	0.2%
Depreciation	0.7%	0.5%	0.6%	0.6%
Amortization of capitalized internally developed software (1)	2.0%	1.0%	1.6%	0.8%
Adjusted EBITDA margin %	22.4%	20.5%	20.5%	19.0%

(1) All amortization is excluded from EBITDA.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, except percentages, unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Talent Development Solutions
Revenue	$102,805	$101,957	$405,530	$404,850
Business unit cost of revenues	14,702	16,921	61,183	65,426
Business unit content and software development expenses	12,931	14,745	52,875	56,551
Business unit product research and management expenses	2,687	1,325	9,001	7,278
Business unit contribution profit	$72,485	$68,966	$282,471	$275,595

Business unit contribution margin	70.5%	67.6%	69.7%	68.1%

Global Knowledge
Revenue	$30,948	$35,583	$125,464	$148,387
Business unit cost of revenues	18,634	21,099	72,593	86,416
Business unit content and software development expenses	542	633	2,637	2,752
Business unit contribution profit	$11,772	$13,851	$50,234	$59,219

Business unit contribution margin	38.0%	38.9%	40.0%	39.9%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Operating expenses:
GAAP costs of revenues	$33,625	$38,459	$134,879	$153,157
Depreciation	(82)	(140)	(397)	(553)
Long-term incentive compensation expenses	(207)	(299)	(706)	(762)
Adjusted costs of revenues	33,336	38,020	133,776	151,842

GAAP content and software development	15,321	17,007	60,757	68,031
Depreciation	(78)	(67)	(296)	(236)
Long-term incentive compensation expenses	(1,770)	(968)	(4,831)	(6,318)
System migration	—	(594)	(118)	(2,174)
Adjusted content and software development	13,473	15,378	55,512	59,303

GAAP selling and marketing	40,288	40,661	162,879	170,982
Depreciation	(134)	(83)	(665)	(922)
Long-term incentive compensation expenses	(394)	(1,358)	(4,042)	(3,793)
Transformation	—	—	(213)	(251)
Adjusted selling and marketing	39,760	39,220	157,959	166,016

GAAP general and administrative	25,974	23,207	92,364	95,896
Depreciation	(676)	(411)	(2,016)	(1,619)
Long-term incentive compensation expenses	(7,793)	(5,525)	(11,023)	(20,194)
Transformation	(252)	(607)	(1,354)	(3,082)
Executive costs	—	—	(3,326)	—
Adjusted general and administrative	17,253	16,664	74,645	71,001

Total GAAP operating expenses	115,208	119,334	450,879	488,066
Depreciation	(970)	(701)	(3,374)	(3,330)
Long-term incentive compensation expenses	(10,164)	(8,150)	(20,602)	(31,067)
System migration	—	(594)	(118)	(2,174)
Transformation	(252)	(607)	(1,567)	(3,333)
Executive costs	—	—	(3,326)	—
Adjusted operating expenses	$103,822	$109,282	$421,892	$448,162

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Talent Development Solutions
Cost of revenues and content and software development expenses:
GAAP costs of revenues	$14,972	$17,294	$62,154	$66,572
Depreciation	(74)	(92)	(340)	(464)
Long-term incentive compensation expenses	(196)	(281)	(631)	(682)
Business unit costs of revenues	14,702	16,921	61,183	65,426

GAAP content and software development	14,690	16,435	58,017	65,234
Depreciation	(59)	(63)	(270)	(227)
Long-term incentive compensation expenses	(1,700)	(1,033)	(4,754)	(6,282)
System migration	—	(594)	(118)	(2,174)
Business unit content and software development	12,931	14,745	52,875	56,551

GAAP cost of revenues and content and software development expenses	29,662	33,729	120,171	131,806
Depreciation	(133)	(155)	(610)	(691)
Long-term incentive compensation expenses	(1,896)	(1,314)	(5,385)	(6,964)
System migration	—	(594)	(118)	(2,174)
Business unit total cost of revenues and content and software development expenses	$27,633	$31,666	$114,058	$121,977

Global Knowledge
Cost of revenues and content and software development expenses:
GAAP costs of revenues	$18,653	$21,165	$72,725	$86,585
Depreciation	(8)	(48)	(57)	(89)
Long-term incentive compensation expenses	(11)	(18)	(75)	(80)
Business unit costs of revenues	18,634	21,099	72,593	86,416

GAAP content and software development	631	572	2,740	2,797
Depreciation	(19)	(4)	(26)	(9)
Long-term incentive compensation expenses	(70)	65	(77)	(36)
System migration	—	—	—	—
Business unit content and software development	542	633	2,637	2,752

GAAP cost of revenues and content and software development expenses	19,284	21,737	75,465	89,382
Depreciation	(27)	(52)	(83)	(98)
Long-term incentive compensation expenses	(81)	47	(152)	(116)
Business unit total cost of revenues and content and software development expenses	$19,176	$21,732	$75,230	$89,168

SKILLSOFT CORP.

FREE CASH FLOW RECONCILIATION

(in thousands, unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$17,751	$11,499	$29,965	$2,818
Purchase of property and equipment, net	(783)	(428)	(1,593)	(4,181)
Internally developed software - capitalized costs	(3,747)	(5,667)	(16,765)	(13,722)
Total free cash flow	13,221	5,404	11,607	(15,085)
Cash impact for adjusted EBITDA excluded charges	4,341	7,655	21,528	17,753
Adjusted free cash flow (levered)	$17,562	$13,059	$33,135	$2,668